[IBSM LETTERHEAD]

October 31, 2006

Mr. David L. Hatfield
President and CEO
MainStreet Financial Corporation
629 W. State Street
Hastings, Michigan 49058

     Re:     Loan Facility from Independent Bank South Michigan (the "Bank")

Dear Mr. Hatfield:

This letter (the "Letter Agreement") pertains to the credit facility outstanding from the Bank to MainStreet Financial Corporation (the "Borrower") pursuant to a certain Business Loan Agreement, Promissory Note, Pledge Agreement and Irrevocable Proxy, and other related documents and agreements dated June 30, 2005 by and between the parties (collectively, the "Loan Documents"), which facility involves a line of credit in the principal amount of $2,000,000, all of which has been advanced to the Borrower in accordance with the terms of said facility (the "Loan").

As of the date hereof, an event of default has occurred with respect to the Loan and the Bank has been advised by the Borrower that other events of default are likely to occur. Specifically, the Borrower:
  has failed to achieve a consolidated return on assets greater than 0.00%, as required the Loan Documents;

  has filed a registration statement (the "Registration Statement") with the Securities and Exchange Commission ("SEC") for the purpose of registering the sale of up to 47% of the common stock of the Borrower (the "Offering"), which, in the event the Offering results in a change in ownership of 25% or more of the common stock of the Borrower, will constitute a violation of the Loan Documents; and

  has stated in the Registration Statement that the capitalization of MainStreet Savings Bank, FSB, the wholly-owned subsidiary of the Borrower, may change from "well capitalized" to "adequately capitalized" during the Offering, which, if not cured within six months thereafter, will constitute a violation of the Loan Documents.

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Mainstreet Financial Corporation
October 31, 2006

The foregoing enumeration of defaults and probable defaults is without prejudice to the rights of the Bank to identify further defaults and events of default, whether now existing or hereafter arising, as and when said defaults become known to the Bank.

As a result of the default described in paragraph (i) above, the Loan is due and payable in full and the Bank is entitled to exercise the remedies available to it under the Loan Documents and applicable law. In addition and independent from the default described in paragraph (i) above, upon the occurrence of either of the defaults described in paragraphs (ii) and (iii) above, the Loan will be due and payable in full, giving the Bank the right to exercise all of such remedies.

The Bank hereby agrees to refrain and forbear from taking any action to enforce its remedies with respect to any of the defaults or events described in paragraphs (i), (ii), and (iii) above, upon the following conditions:

(a)	The Borrower must remain, in all respects and at all times, in full compliance with this Letter Agreement;
(b)	Except for the events and circumstances specifically described in paragraphs (i), (ii), and (iii) above, the Borrower must remain, in all respects and at all times, in full compliance with each of the Loan Documents, including (without limitation) the obligation to make all periodic payments on the Loan as and when due;

(c)	The Borrower must diligently proceed with the Offering and, once commenced, may not abandon or terminate the Offering prior to the expiration date set forth in the Registration Statement, and neither the SEC nor any state agency or authority shall have issued any stop order or other order or directive that prohibits the continuance of the Offering under the terms described in the Registration Statement; and

(d)	The Borrower must use a portion of the proceeds from the Offering to make a payment on the Loan, as follows: (x) if at least 319,600 shares are sold, but fewer than 432,400 shares, then the Borrower shall make a payment of at least $1,268,000 on the Loan, and (y) if at least 432,400 shares are sold, then the Borrower shall make a payment of at least $1,600,000 on the Loan.

If any of the above conditions are not met at any time and for any reason, this Letter Agreement and the Bank's forbearance hereunder shall automatically terminate, without notice to Borrower and without prejudice to any rights of the Bank. Without limiting the generality of the foregoing, in such event, the Bank shall be entitled to claim and collect damages from the Borrower with respect to all periods in which any default or event of default existed pursuant to any of the Loan Documents, including at all times from and after the date of this Letter Agreement.

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Mainstreet Financial Corporation
October 31, 2006

Notwithstanding the foregoing or anything to the contrary in this Letter Agreement, this Letter Agreement and the Bank's forbearance hereunder shall expire automatically and without notice upon the earlier of: (i) January 31, 2007; or (ii) the occurrence of any default or event of default under any of the Loan Documents, except for the events of default specifically described in paragraphs (i), (ii), and (iii) of this Letter Agreement. Notwithstanding anything herein to the contrary, nothing in this Agreement shall be construed so as to imply any commitment by the Bank to forbear in any respect regarding any of the Loan Documents at any time on or after January 31, 2007.

The Bank's agreement to forbear hereunder shall be effective only upon the acceptance and execution of this Letter Agreement on the part of the Borrower, which must occur by 5:00 p.m. (EDT) on Tuesday, October 31, 2006, or this Letter Agreement will be null and void and of no force or effect. The Borrower's execution of this Letter Agreement shall constitute the Borrower's acknowledgement of the defaults described in paragraph (i) above and the Bank's rights and remedies resulting therefrom, and shall further constitute the Borrower's acceptance of and agreement to all of the terms and provisions of this Letter Agreement.

In consideration of the Bank's agreements set forth in this Letter Agreement, the Borrower hereby: (i) releases, quits and forever discharges the Bank and its affiliates, officers, directors, agents (including, without limitation, its legal representatives), successors and assigns (collectively, the "Bank Affiliates") of and from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind and nature, known and unknown, which the Borrower now has, claims or asserts, or might or could hereafter have, claim or assert, against the Bank or any of the Bank Affiliates, arising or alleged to arise from any act, omission or neglect of the Bank or any Bank Affiliate up to and including the date of this Letter Agreement, with respect to the Loan, the Loan Documents or any transaction related thereto; and (ii) waives any and all defenses, setoffs or counterclaims, of whatever kind and nature, known and unknown, under or with respect to the Loan, the Loan Documents or any transaction related thereto and based upon any act, omission or neglect of the Bank or any Bank affiliate up to and including the date of this Letter Agreement. The Borrower acknowledges that this paragraph, together with all other provisions of this Letter Agreement, is freely and voluntarily made, without any duress or coercion and after careful review, with the assistance of legal counsel, of all of the terms and provisions hereof, and further acknowledges and agrees that the release and waiver stated in this paragraph shall have been fully earned upon the Bank's execution of this Letter Agreement, shall not be subject to rescission or nullification at any time hereafter due to the occurrence or nonoccurrence of any subsequent event, and (notwithstanding anything in this Letter Agreement to the contrary) shall survive the termination of this Letter Agreement and the termination of the Bank's forbearance hereunder.

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Mainstreet Financial Corporation
October 31, 2006

INDEPENDENT BANK SOUTH MICHIGAN

By:  /s/ Cheryl Bartholic
Name:  Cheryl Bartholic
Its:  Senior Vice President

AGREED AND ACCEPTED:

MAINSTREET FINANCIAL CORPORATION

By:  /s/ David L. Hatfield
Name:  David L. Hatfield
Its:  President